Exhibit 10.11

ASSIGNMENT AND ASSUMPTION OF RIGHTS UNDER

SHOPPING CENTER PURCHASE AGREEMENT

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Assignor”), hereby assigns, transfers and sets over to LAKESIDE (SALEM) STATION LLC, a Delaware LLC (“Assignee”), all of Assignor’s right, title, and interest as Purchaser in and to that certain Shopping Center Purchase Agreement dated as of September 14, 2010, as amended (“Agreement”) with Lakeside Plaza, LLC, a Virginia limited liability company (“Seller”), as seller, with respect to the land and improvements thereon located in Salem, Virginia, more particularly described in the Agreement, including, but not limited to, its right, title and interest in and to the Deposit (as defined in the Agreement).

Dated: October 28, 2010	PHILLIPS EDISON GROUP, LLC, an Ohio limited liability company

	By:	PHILLIPS EDISON LIMITED PARTNERSHIP, a Delaware limited partnership, Its Managing Member

	By:	PHILLIPS EDISON & COMPANY, INC., a Maryland corporation, its General Partner

	By:	/s/ Robert F. Myers
Robert F. Myers, Chief Operating Officer

The undersigned, Assignee, hereby accepts the foregoing assignment and hereby assumes and agrees to perform all of Assignor’s obligations under the Agreement and hereby releases, indemnifies and holds Assignor harmless from any loss, cost, liability or expense which may be suffered by Assignor in connection with such Agreement, except for any such loss, cost, liability or expense resulting from the acts of Assignor in connection with the Agreement taken prior to the date of this Assignment without the applicable authorization or consent of the undersigned.

Dated: October 28, 2010	LAKESIDE (SALEM) STATION LLC, A Delaware limited liability company

	By:	/s/ John B. Bessey
John B. Bessey, President